Exhibit 99.1

Genpact Limited Reports Third Quarter 2007 Results

Third Quarter Revenues Grow 32%,

Adjusted Income from Operations Increases 42%

Gurgaon, India and New York, NY, November 13, 2007 — Genpact Limited  (NYSE: G), which manages business processes for companies around the world, today announced financial results for the third quarter ended September 30, 2007.

Key Third Quarter Financial Results

•                  Third quarter revenues were $214.6 million, up 32% from the third quarter of 2006, and up 7% from the second quarter of 2007, driven primarily by Global Client revenue growth

•                  Net income for the third quarter was $16.3 million, up 27% from the third quarter of 2006 and up 130% from the second quarter of 2007; net income margin for the third quarter decreased slightly to 7.6% from 7.9% in the third quarter of 2006, primarily due to certain tax charges and increased from 3.5% in the second quarter of 2007

•                  Adjusted income from operations for the third quarter increased 42.1% to $36.7 million as compared to the third quarter of 2006 and 21.0% from the second quarter of 2007

•                  Adjusted income from operations margin was 17.1% for the third quarter, up from  15.9% in the third quarter of 2006 and up from 15.1% in the second quarter of 2007

Global Client revenues grew 78.6% this quarter compared to the third quarter of 2006.  Revenues from GE increased 10.6% this quarter compared to the third quarter of 2006.  Global Clients represented 43% of total revenues for the quarter.

Year to date revenue growth has come fairly evenly from Genpact’s banking, financial services and insurance clients and its manufacturing clients, each group contributing approximately 45% of net revenues.  In addition, the mix between business process services and IT services offered by Genpact has remained fairly constant at approximately 75% and 25% of net revenues, respectively.

Pramod Bhasin, Genpact’s President and CEO said, “Clients seeking to benefit from our focus on operational excellence and continuous improvement based on our deep Six Sigma, Lean and re-engineering expertise have driven our growth.”

Bhasin added, “Our results reflect the strength of client demand, especially from Global Clients.  We are seeing strong growth in Europe and Asia-Pacific from multi-national clients who require support in multiple locations and languages.  Approximately 75% of our revenues for the year to date are coming from our India operations, where we continue to expand in both Tier 1 and Tier 2 cities.  Net revenues have also grown at a faster rate than personnel costs, after eliminating the impact of foreign exchange movements which have been hedged, demonstrating the leverage we have been able to drive in our operations.”

Genpact had 31,700 employees worldwide as of September 30th, an 8% increase from the second quarter of 2007.  Year-to-date global attrition has been reduced to 29% from 30% as of the second quarter and 32% for 2006.

The strength of demand for Genpact’s business solutions in the third quarter was evidenced by the addition of new clients including:

•                  One of the world’s premier hotel and hospitality companies with properties in over 40 countries

•                  An insurance and financial services company, providing financial protection, accumulation and income management products

•                  A leading global manufacturer of audio, video, communications, and information technology products for the consumer and professional markets

•                  A global leader in information technology that enables and secures global commerce with consumers and businesses

Adjusted net income was $27.8 million for the quarter.   As noted for prior periods in 2007, net income and adjusted net income in the third quarter reflect the impact of increased taxes resulting from the partial expiration of Genpact’s current tax holiday in India starting on March 31, 2007 as well as the continued impact of a Hungarian statutory tax.  The Hungarian statutory tax has been eliminated for future periods as the result of a restructuring of Genpact’s legal entities.  The Hungarian statutory tax was approximately $10 million for the nine months ended September 30, 2007.

Despite the mortgage and credit market turmoil in the United States, there has been no significant adverse impact on Genpact’s overall results. Genpact’s mortgage services business has seen a small revenue decline as processing volume has diminished from clients but revenues from its mortgage services business do not impact Genpact’s overall performance and has been more than offset by growth in other areas.

In the fourth quarter of 2007, as a consequence of Genpact’s restructuring of its legal entities noted above, Genpact will be required to recompute certain of its existing deferred tax assets and liabilities.  The results of this recomputation will be reflected in the fourth quarter and are anticipated to produce a one-time, non-cash tax provision of approximately $22 million to $29 million due principally to unrealized gains on certain rupee-dollar hedges.  This one-time, non-cash tax provision in the fourth quarter will be reversed over the remaining 24-30 month terms of the hedges and is not expected to adversely affect financial performance in 2008 and other future periods.

As a result of the strength of the demand it is seeing from its clients, Genpact is increasing its revenue guidance for the year from an increase of 28-30% to an increase of 30-32% from its year-end 2006 results and expects the adjusted income from operations margin to remain relatively constant.

Conference Call

Genpact management will host a conference call at 7:00 a.m. (Eastern) on November 13, 2007 to discuss the company’s performance for the quarter. To participate, callers can dial 1 (800) 659-1942 from within the U.S. or 1 (617) 614-2710 from any other country. Thereafter, callers need to enter the participant passcode which is 71206421.

For those who cannot participate in the call, a replay and Podcast will be available on our website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on our website.

About Genpact

Genpact manages business processes for companies around the world. The company combines process expertise, information technology and analytical capabilities with operational insight and experience in diverse industries to provide a wide range of services using its global delivery platform. Genpact helps companies improve the ways in which they do business by applying Six Sigma and Lean principles plus technology to continuously improve their business processes. Genpact operates service delivery centers in India, China, Hungary, Mexico, the Philippines, the Netherlands, Romania, Spain and the United States.  For more info: www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements.  These risks and uncertainties include but are not limited to the risks and uncertainties arising from our past and future acquisitions, slowdown in the economies and sectors in which our clients operate, a slowdown in the BPO and IT Services sectors, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including the Company’s Registration Statement in Form S-1.  These filings are available at www.sec.gov.  Genpact may, from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders.  Although, the company believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to pay undue reliance on these forward-looking statements, which reflect management’s current analysis of future events.  The company does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of the company.

Contact

Investors	Roanak Desai
+91 (124) 402-2716
roanak.desai@genpact.com

Media	David Jensen	Anita Trehan
	+1 (203) 252 8562	+91 (124) 402 2726
	david.jensen@genpact.com	anita.trehan@genpact.com

GENPACT LIMITED

Consolidated Balance Sheets

(Unaudited)

 (In thousands of U.S. Dollars, except share and per share data)

	As of December 31, 2006	As of September 30, 2007
Assets
Current assets
Cash and cash equivalents	$35,430	$252,828
Accounts receivable, net	43,854	99,321
Accounts receivable from a significant shareholder, net	97,397	95,243
Short term deposits with a significant shareholder	1,010	22,074
Deferred income taxes	1,144	1,157
Due from a significant shareholder	10,236	5,397
Prepaid expenses and other current assets	53,829	144,703
Total current assets	242,900	620,723

Property, plant and equipment, net	157,976	177,973
Deferred income taxes	1,549	452
Investment in equity affiliate	—	323
Customer-related intangible assets, net	119,680	105,283
Other intangible assets, net	11,908	10,738
Goodwill	493,452	573,144
Other assets	53,827	161,842
Total assets	$1,081,292	$1,650,478

GENPACT LIMITED

Consolidated Balance Sheets

(Unaudited)

(In thousands of U.S. Dollars, except share and per share data)

	As of December 31, 2006	As of September 30, 2007
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$83,000	$500
Current portion of long-term debt	19,383	19,436
Current portion of long-term debt from a significant shareholder	1,131	1,483
Current portion of capital lease obligations	64	45
Current portion of capital lease obligations payable to a significant shareholder	1,686	1,833
Accounts payable	9,230	15,332
Income taxes payable	1,617	14,663
Deferred income taxes	1,858	13,428
Due to a significant shareholder	8,928	10,561
Accrued expenses and other current liabilities	136,949	170,939
Total current liabilities	263,846	248,220

Long-term debt, less current portion	118,657	104,074
Long-term debt from a significant shareholder, less current portion	3,865	3,962
Capital lease obligations, less current portion	—	97
Capital lease obligations payable to a significant shareholder, less current portion	3,067	2,943
Deferred income taxes	20,481	37,634
Due to a significant shareholder	7,019	8,535
Other liabilities	39,662	57,474
Total liabilities	456,597	462,939

Minority interest	—	4,209

Stockholders’ equity
2% Cumulative Series A convertible preferred stock, 3,077,868 and nil authorized, issued and outstanding, and $208,577 and $nil aggregate liquidation value as of December 31, 2006 and September 30, 2007, respectively	95,414	—
5% Cumulative Series B convertible preferred stock, 3,017,868 and nil authorized, issued and outstanding, and $216,502 and $nil aggregate liquidation value as of December 31, 2006 and September 30, 2007, respectively	93,554	—
250,000 authorized, nil issued and outstanding preferred stock, $0.01 par value as of September 30, 2207. Common shares, $0.01 par value, 71,390,738 and 500,000,000 authorized and 71,390,738 and 211,775,892 shares issued and outstanding as of December 31, 2006, and September 30, 2007, respectively;	714	2,117
Additional paid-in capital	494,325	994,128
Retained earnings (deficit)	5,978	(4,692)
Accumulated other comprehensive income (loss)	(15,295)	191,777
Treasury stock, 20,056 common share and 59,000 2% cumulative Series A convertible preferred stock and nil common share and cumulative Series A preferred stock as of December 31, 2006 and September 30, 2007, respectively;	(49,995)	—
Total stockholders’ equity	624,695	1,183,330
Commitments and contingencies
Total liabilities, minority interest and stockholders’ equity	$1,081,292	$1,650,478

GENPACT LIMITED

Consolidated Statements of Income

(Unaudited)

(In thousands of U.S. Dollars, except share and per share data)

	Three months ended		Nine months ended
	September 30, 2006	September 30, 2007	September 30, 2006	September 30, 2007
Net revenues
Net revenues from services - significant shareholder	$111,047	$122,862	$330,358	$367,852
Net revenues from services - others	50,853	91,590	104,395	221,691
Other revenues	486	110	486	1,492
Total net revenues	162,386	214,562	435,239	591,035
Cost of revenue
Services	93,148	132,991	256,887	370,356
Others	363	99	363	1,133
Total cost of revenue	93,511	133,090	257,250	371,489
Gross profit	68,875	81,472	177,989	219,546

Operating expenses:
Selling, general and administrative expenses	40,813	62,849	113,839	167,002
Amortization of acquired intangible assets	10,200	9,358	31,917	27,987
Foreign exchange (gains) losses, net	4,235	(15,476)	8,756	(28,613)
Other operating income	(1,373)	(810)	(3,126)	(2,533)
Income from operations	15,000	25,551	26,603	55,703

Other income (expense), net	(4,230)	(619)	(7,415)	(7,697)

Income before share of equity in loss of affiliate, minority interest and income taxes	10,770	24,932	19,188	48,006

Equity in loss of affiliate	—	61	—	141

Minority interest	—	2,062	—	5,754

Income taxes expense (benefit)	(2,035)	6,486	(5,707)	16,849
Net Income	$12,805	$16,323	$24,895	$25,262

Net earnings / (loss) per common share -
Basic	$(0.02)	$0.07	$(0.10)	$(0.13)
Diluted	$(0.02)	$0.07	$(0.10)	$(0.13)

Weighted average number of common shares used in computing earnings (loss) per common share -
Basic	71,274,600	186,839,059	71,274,600	108,173,821
Diluted	71,274,600	195,698,132	71,274,600	108,173,821

Pro forma net earnings per common share -
Basic		$0.08		$0.13
Diluted		$0.08		$0.12

Weighted average number of pro forma common shares used in computing net earnings per common share -
Basic		204,071,513		193,458,458
Diluted		212,930,586		202,584,315

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP Adjusted income from operations and Adjusted net income. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include stock-based compensation expense related to employee stock options, amortization of acquired intangibles at formation and additional depreciation due to mark-to-market adjustment at formation for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123(R), Genpact’s management believes that providing non-GAAP financial measures that exclude stock-based compensation, amortization of acquired intangibles and additional depreciation due to mark-to-market adjustment at formation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under FAS 123(R).  Accordingly, Genpact believes that the presentation of non-GAAP Adjusted income from operations and Adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP Adjusted income from operations and Adjusted net income versus income from operations and net income calculated in accordance with GAAP is that non-GAAP Adjusted income from operations and Adjusted net income exclude costs, including, stock-based compensation and amortization of acquired intangibles at formation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP Adjusted income from operations and Adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three months and nine months ended September 30, 2007 and September 30, 2006:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands of U.S. Dollars, except share and per share data)

	Quarter Ended,		Nine Months Ended,
	September 30, 2006	September 30, 2007	September 30, 2006	September 30, 2007

Income from operations as per GAAP	$15,000	$25,551	$26,603	$55,703
Add: Amortization of acquired intangible assets resulting from Formation Accounting	10,439	8,654	32,748	27,169
Add: Additional depreciation due to fair value adjustment resulting from Formation Accounting	514	514	1,542	1,542
Add: Stock based compensation	1,105	3,678	3,584	8,909
Add: Gain / (loss) on interest rate swaps	(1,519)	(189)	1,048	90
Add: Other income	293	620	1,564	1,031
Less: Equity in (earnings)/loss of affiliate	—	(61)	—	(141)
Less: Minority interest	—	(2,062)	—	(5,754)
Adjusted income from operations	$25,832	$36,705	$67,089	$88,549

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands of U.S. Dollars, except share and per share data)

	Quarter Ended,		Nine Months Ended,
	September 30, 2006	September 30, 2007	September 30, 2006	September 30, 2007

Net income as per GAAP	$12,805	$16,323	$24,895	$25,262
Add: Amortization of acquired intangible assets resulting from Formation Accounting	10,439	8,654	32,748	27,169
Add: Additional depreciation due to fair value adjustment resulting from Formation Accounting	514	514	1,542	1,542
Add: Stock based compensation	1,105	3,678	3,584	8,909
Less: Tax Impact on amortization of acquired intangibles resulting from Formation Accounting	(960)	(1,369)	(2,880)	(3,010)
Adjusted net income	$23,903	$27,800	$59,889	$59,872

Diluted adjusted Earnings per share		$0.13		$0.30